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                     QWEST COMMUNICATIONS INTERNATIONAL INC.


                              EQUITY INCENTIVE PLAN

                            (effective June 23, 1997)

                (amended and restated, effective October 4, 2000)



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  INTRODUCTION.....................................................  1
   1.1    Establishment.....................................................  1
   1.2    Purposes..........................................................  1
   1.3    Effective Date; Amendment.........................................  1

ARTICLE II  DEFINITIONS.....................................................  1
   2.1    Definitions.......................................................  1
   2.2    Gender and Number.................................................  4

ARTICLE III  PLAN ADMINISTRATION............................................  4
   3.1    General...........................................................  4
   3.2    Delegation by Committee...........................................  5
   3.3    Grants to Non-Employee Directors..................................  5

ARTICLE IV  STOCK SUBJECT TO THE PLAN.......................................  5
   4.1    Number of Shares..................................................  5
   4.2    Other Shares of Stock.............................................  6
   4.3    Adjustments for Stock Split, Stock Dividend, Etc..................  6
   4.4    Other Distributions and Changes in the Stock......................  6
   4.5    General Adjustment Rules..........................................  7
   4.6    Determination by the Committee, Etc...............................  7

ARTICLE V  CORPORATE REORGANIZATION; CHANGE IN CONTROL......................  7
   5.1    Reorganization of Qwest...........................................  7
   5.2    Required Notice...................................................  7
   5.3    Acceleration of Exercisability....................................  8
   5.4    Change in Control of Qwest........................................  8
   5.5    Reorganization of Affiliated Corporations.........................  9

ARTICLE VI  PARTICIPATION...................................................  9
   6.1    Eligible Employees; Eligible Consultants..........................  9
   6.2    Non-Employee Directors............................................ 10

ARTICLE VII  OPTIONS........................................................ 10
   7.1    Grant of Options.................................................. 10
   7.2    Stock Option Certificates......................................... 10
   7.3    Restrictions on Incentive Options................................. 14
   7.4    Shareholder Privileges............................................ 14

ARTICLE VIII  RESTRICTED STOCK AWARDS....................................... 14
   8.1    Grant of Restricted Stock Awards.................................. 14
   8.2    Restrictions...................................................... 14
   8.3    Privileges of a Stockholder, Transferability...................... 15
   8.4    Enforcement of Restrictions....................................... 15

ARTICLE IX  STOCK UNITS..................................................... 15


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ARTICLE X  STOCK APPRECIATION RIGHTS........................................ 15
   10.1   Persons Eligible.................................................. 15
   10.2   Terms of Grant.................................................... 15
   10.3   Exercise.......................................................... 15
   10.4   Number of Shares or Amount of Cash................................ 16
   10.5   Effect of Exercise................................................ 16
   10.6   Termination of Services........................................... 16

ARTICLE XI  STOCK BONUSES................................................... 16

ARTICLE XII  OTHER COMMON STOCK GRANTS...................................... 17

ARTICLE XIII  RIGHTS OF PARTICIPANTS........................................ 17
   13.1   Service........................................................... 17
   13.2   Nontransferability................................................ 17
   13.3   No Plan Funding................................................... 17

ARTICLE XIV  GENERAL RESTRICTIONS........................................... 18
   14.1   Investment Representations........................................ 18
   14.2   Compliance with Securities Laws................................... 18
   14.3   Changes in Accounting Rules....................................... 18

ARTICLE XV  OTHER EMPLOYEE BENEFITS......................................... 19

ARTICLE XVI  PLAN AMENDMENT, MODIFICATION AND TERMINATION................... 19

ARTICLE XVII  WITHHOLDING................................................... 19
   17.1   Withholding Requirement........................................... 19
   17.2   Withholding With Stock............................................ 19

ARTICLE XVIII  REQUIREMENTS OF LAW.......................................... 20
   18.1   Requirements of Law............................................... 20
   18.2   Federal Securities Law Requirements............................... 20
   18.3   Governing Law..................................................... 20

ARTICLE XIX  DURATION OF THE PLAN........................................... 21

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                     QWEST COMMUNICATIONS INTERNATIONAL INC.

                              EQUITY INCENTIVE PLAN


                                    ARTICLE I

                                  INTRODUCTION

         1.1 Establishment. Qwest Communications International Inc., a Delaware corporation, effective June 23, 1997, established the Qwest Communications International Inc. Equity Incentive Plan (the "Plan") for certain employees of the Company (as defined in subsection 2.1(f)) and certain consultants to the Company. The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, stock appreciation rights, stock bonuses, stock units and other stock grants to certain key employees of the Company and to certain consultants to the Company.

         1.2 Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

         1.3 Effective Date; Amendment. The initial effective date of the Plan was June 23, 1997. The Plan is hereby amended and restated, as of October 4, 2000, to provide that Non-Employee Directors (as defined below) are eligible to receive grants of non-qualified stock options under the Plan. The provisions of the Plan, as so amended and restated, shall apply to any Award (as defined in subsection 2.1(b)) granted on or after October 4, 2000.


                                   ARTICLE II

                                   DEFINITIONS

         2.1 Definitions. The following terms shall have the meanings set forth below:

                (a) "Affiliated Corporation" means any corporation or other entity that is affiliated with Qwest through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of the Company as defined in Section 424 of the Code.
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                (b)    "Award" means an Option, a Restricted Stock Award, a
Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.

                (c)    "Board" means the Board of Directors of Qwest.

                (d) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

                (e) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Except as provided in Section 3.2, the Committee shall select Participants from Eligible Employees and Eligible Consultants of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

                (f)    "Company" means Qwest and the Affiliated Corporations.

                (g) "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

                (h) "Effective Date" means the original effective date of the Plan, June 23, 1997.

                (i) "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to section 3401 of the Code. Employee shall not include any individual (A) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees within the meaning of section 414(n) of the Code shall not be treated as employees under this Plan.

                (j) "Eligible Consultants" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

                                                                               2
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                (k)    "Fair Market Value" means the average of the mean between
the bid and the asked prices of the Stock or the closing price, as applicable, on the New York Stock Exchange, the principal stock exchange or other market on which the Stock is traded, over the five consecutive trading days ending on a particular date or by such other method as the Committee, or the individual or individuals to whom the Committee has delegated authority to grant Awards, may specify at the time an Award is granted. If the price of the Stock is not reported on any securities exchange or national market system, the Fair Market Value of the Stock on a particular date shall be as determined by the Committee. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

                (l) "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

                (m) "Non-Employee Director" means a member of the Board who is not an employee (as defined in the second sentence of subsection 2.1(i) above) of the Company.

                (n) "Non-Qualified Option" means any Option other than an Incentive Option.

                (o) "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

                (p) "Option Certificate" shall have the meaning given to such term in Section 7.2 hereof.

                (q) "Option Holder" means a Participant who has been granted one or more Options under the Plan.

                (r) "Option Price" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

                (s) "Participant" means an Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan and a Non-Employee Director who has been granted an Option as provided in Section 6.2.

                (t) "Qwest" means Qwest Communications International Inc. and any successor thereto.

                (u) "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Section.

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                (v)    "Share" means a share of Stock.

                (w)    "Stock" means the $0.01 par value common stock of Qwest.

                (x) "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.

                (y) "Stock Bonus" means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

                (z) "Stock Unit" means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

         2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                                   ARTICLE III

                               PLAN ADMINISTRATION

         3.1 General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees and Eligible Consultants, determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of Qwest and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

         3.2 Delegation by Committee. The Committee may, from time to time, delegate, to specified officers of Qwest, the power and authority to grant Awards under the Plan to specified groups of employees and consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the Qwest officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any employee or consultant who is covered by Section 16(b) of the 1934 Act shall not be delegated by the Committee.

         3.3 Grants to Non-Employee Directors. The Committee may make grants of Non-Qualified Options to Non-Employee Directors.


                                   ARTICLE IV

                            STOCK SUBJECT TO THE PLAN

         4.1 Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan at any time pursuant to Awards shall equal 10% of the aggregate number of Shares that are issued and outstanding at such time (determined as of the close of trading on the New York Stock Exchange on the trading day immediately preceding such time), reduced by the number of Shares that are subject to outstanding Awards granted under this Plan and outstanding options granted under any other plan or arrangement of the Company or any subsidiary of the Company (excluding the Company's Employee Stock Purchase Plan) at such time. Upon exercise of an option (whether granted under this Plan or otherwise), the Shares issued upon exercise of such option shall no longer be considered to be subject to an outstanding Award or option for purposes of the immediately preceding sentence. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this Article IV. The maximum number of Shares with respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year is 40,000,000. The maximum number of Shares as to which Incentive Options may be granted is 75,000,000. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by Qwest. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of Qwest if, in the opinion of counsel for Qwest, stockholder approval is required. Qwest shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, and any shares of Stock withheld for the payment of taxes or received by Qwest as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than 75,000,000 shares of Stock may be awarded pursuant to Incentive Options.

         4.3 Adjustments for Stock Split, Stock Dividend, Etc. If Qwest shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder,
(iii) the maximum number of Shares available for grant to any one person in a calendar year, (iv) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 4.2 of this Plan.

         4.4    Other Distributions and Changes in the Stock. If

                (a) Qwest shall at any time distribute with respect to the Stock assets or securities of persons other than Qwest (excluding cash or distributions referred to in Section 4.3), or

                (b) Qwest shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of Qwest, or

                (c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant's becoming a holder of record of the Stock.

         4.5 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require Qwest to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

         4.6    Determination by the Committee, Etc. Adjustments under this
Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.


                                    ARTICLE V

                   CORPORATE REORGANIZATION; CHANGE IN CONTROL

         5.1 Reorganization of Qwest. Except as provided otherwise by the Committee at the time an Award is granted, upon the occurrence of any of the following events, if the notice required by Section 5.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Sections 5.2 and 5.3, without the necessity for any additional notice or other action by the Board or Qwest:
(a) the merger or consolidation of Qwest with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of Qwest (other than a consolidation, merger, or reorganization in which Qwest is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of Qwest as an entirety or substantially as an entirety (other than a sale or conveyance in which Qwest continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by Qwest); or (c) the dissolution or liquidation of Qwest.

         5.2 Required Notice. At least 30 days' prior written notice of any event described in Section 5.1 shall be given by Qwest to each Option Holder and Participant unless (a) in the case of the events described in clauses (a) or (b) of Section 5.1, Qwest, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares), or (b) Qwest, or the successor or purchaser, as the case may be, shall make adequate provision for the adjustment of outstanding Awards (other than Options) so that such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article V shall similarly apply to successive mergers, consolidations, reorganizations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by registered or certified mail, postage prepaid, at such Participant's address last known to the Company.

         5.3 Acceleration of Exercisability. Participants notified in accordance with Section 5.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. Upon the giving of notice in accordance with
Section 5.2, all restrictions with respect to Restricted Stock and other Awards shall lapse immediately, all Stock Units shall become payable immediately and all Stock Appreciation Rights shall become exercisable. Any Options, Stock Appreciation Rights or Stock Units that are not assumed or substituted under clauses (a) or (b) of Section 5.2 that have not been exercised prior to the event described in Section 5.1 shall automatically terminate upon the occurrence of such event.

         5.4    Change in Control of Qwest.

                (a) In General. Unless provided otherwise by the Committee at the time of the grant of an Award, upon a change in control of Qwest as defined in subsection 5.4(b), then (i) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees, consultants or directors of the Company; (ii) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse; (iii) all Stock Units shall become immediately payable; and (iv) all other Awards shall become immediately exercisable or shall vest, as the case may be, without any further action or passage of time.

                (b) Definition. For purposes of this Plan, a "change in control" shall be deemed to have occurred if either (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz (collectively, the "Anschutz Entities") or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of either (A) the then-outstanding shares of Stock ("Outstanding Shares") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Power") or (ii) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

         5.5 Reorganization of Affiliated Corporations. If an Affiliated Corporation is merged or consolidated with another corporation (other than a merger or consolidation pursuant to which the Affiliated Corporation continues to be, or the continuing corporation is, affiliated with Qwest through stock ownership or control), or if all or substantially all of the assets or more than fifty percent (50%) of the stock of the Affiliated Corporation is acquired by any other corporation, business entity or person (other than a transaction in which the successor is affiliated with Qwest through stock ownership or control), or in the case of a reorganization (other than a reorganization under the United States Bankruptcy Code) including a divisive reorganization under
Section 355 of the Code, or liquidation of the Affiliated Corporation, the Committee may, as to outstanding Awards, make appropriate provision for the protection of outstanding Awards granted to Eligible Employees of, and Eligible Consultants to, the affected Affiliated Corporation by (i) providing for the assumption of outstanding Options or the substitution of new Options for outstanding Options by the successor on terms comparable to the outstanding Options, (ii) providing for the adjustment of outstanding Awards, or (iii) taking such other action with respect to outstanding Awards as the Committee deems appropriate.


                                   ARTICLE VI

                                  PARTICIPATION

         6.1 Eligible Employees; Eligible Consultants. Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants to the Company who are performing services important to the operation and growth of the Company. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with Qwest, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

         6.2 Non-Employee Directors. The Committee may, from time to time, grant Non-Qualified Options to one or more Non-Employee Directors, who shall be Participants in the Plan. Each Option shall include the terms and conditions that are determined by the Committee and that are consistent with the terms of the Plan. Each Participant shall, if required by the Committee, enter into an agreement with Qwest, in such form as the Committee shall determine and that is consistent with the terms of the Plan, specifying the terms and conditions of the Option and the rights and duties of the Participant. An Option shall be deemed granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related Agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.


                                   ARTICLE VII

                                     OPTIONS

         7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

         7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an "Option Certificate"). An Option Certificate shall be issued by Qwest in the name of the Participant to whom the Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

                (a) Number of Shares. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee.

                (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but, in the case of an Incentive Option, in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted.

                (c) Duration of Options; Restrictions on Exercise. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Certificate shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

                (d) Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

                       (i) If the services of the Option Holder are terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean willful misconduct, a willful failure to perform the Option Holder's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Option Holder.

                       (ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of services because of Disability.

                       (iii) If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

                       (iv) If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause, Disability, or death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

                (e) Transferability. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners. Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, and siblings (including half brothers and sisters and adopted siblings). During the Option Holder's lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

                (f) Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company or to continue providing consulting services to the Company, as the case may be, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the rate of compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee or to terminate the consulting services of any consultant.

                (g)    Exercise, Payments, Etc.

                       (i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to Qwest of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of Qwest within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to Qwest in full. If the Option Price is paid by means of a broker's loan transaction described in subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by Qwest regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, Qwest shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

                       (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

                              (A)    in cash;

                              (B)    by certified check, cashier's check or
other check acceptable to the Company, payable to the order of Qwest;

                              (C)    by delivery to Qwest of certificates
representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to Qwest; provided however, that no Option may be exercised by delivery to Qwest of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

                              (D)    by delivery to Qwest of a properly executed
notice of exercise together with irrevocable instructions to a broker to deliver to Qwest promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

                (h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

                (i)    Withholding.

                       (i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XVII.

                       (ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

         7.3    Restrictions on Incentive Options.

                (a) Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

                (b) Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of Qwest shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

         7.4 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.


                                  ARTICLE VIII

                             RESTRICTED STOCK AWARDS

         8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

         8.2    Restrictions. A Participant's right to retain a Restricted
Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to Qwest. If a Participant's employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to Qwest.

         8.3 Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Article VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 13.2.

         8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

                (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of Qwest while the restrictions remain in effect; or

                (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.


                                   ARTICLE IX

                                   STOCK UNITS

         A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.


                                    ARTICLE X

                            STOCK APPRECIATION RIGHTS

         10.1 Persons Eligible. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees or Eligible Consultants.

         10.2 Terms of Grant. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right.

         10.3 Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to Qwest, except for applicable withholding taxes), cash, or Stock and cash, as determined by the

Committee in accordance with Section 10.4 below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to Qwest, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, Qwest shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 10.4 below. The date Qwest receives written notice of such exercise hereunder is referred to in this Article X as the "exercise date". The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of Qwest within 30 days following delivery of such notice.

         10.4 Number of Shares or Amount of Cash. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of one Share of Stock Appreciation Right, by (b) the Fair Market Value of one Share of Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

         10.5 Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

         10.6 Termination of Services. Upon the termination of the services of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of services, as are specified in Section 7.2(d) with respect to Options.


                                   ARTICLE XI

                                  STOCK BONUSES

         The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

                                   ARTICLE XII

                            OTHER COMMON STOCK GRANTS

         From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.


                                  ARTICLE XIII

                             RIGHTS OF PARTICIPANTS

         13.1 Service. Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

         13.2 Nontransferability. Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in an Option, a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units shall, to the extent provided in Articles VII, VIII, IX, X and XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. Notwithstanding the foregoing, the Option Holder may not transfer an Incentive Option during the Option Holder's lifetime. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

         13.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

                                   ARTICLE XIV

                              GENERAL RESTRICTIONS

         14.1 Investment Representations. Qwest may require any person to whom an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus is granted, as a condition of exercising such Option or Stock Appreciation Right, or receiving such Restricted Stock Award, Stock Unit, or Stock Bonus, to give written assurances in substance and form satisfactory to Qwest and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as Qwest deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

         14.2 Compliance with Securities Laws. Each Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to Qwest shall determine that the listing, registration or qualification of the shares subject to such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require Qwest to apply for or to obtain such listing, registration or qualification.

         14.3 Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of Qwest, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding Stock Units and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

                                   ARTICLE XV

                             OTHER EMPLOYEE BENEFITS

         The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, distributions with respect to Stock Units, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.


                                   ARTICLE XVI

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if Qwest, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

         No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Awards.


                                  ARTICLE XVII

                                   WITHHOLDING

         17.1 Withholding Requirement. Qwest's obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

         17.2 Withholding With Stock. At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award, or Stock or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have Qwest withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to Qwest a number of shares of Stock that were acquired by the Participant more than six months prior to the transfer to Qwest and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

                (a)    All elections must be made prior to the Tax Date.

                (b)    All elections shall be irrevocable.

                (c) If the Participant is an officer or director of Qwest within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.


                                  ARTICLE XVIII

                               REQUIREMENTS OF LAW

         18.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

         18.2 Federal Securities Law Requirements. If a Participant is an officer or director of Qwest within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

         18.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   ARTICLE XIX

                              DURATION OF THE PLAN

         Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on June 22, 2007, and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

Dated: October 4, 2000

                                       QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation



                                       By: /s/ DRAKE S. TEMPEST
                                           ----------------------------
                                           Drake S. Tempest